Exhibit 11

 Year ended April 30,                                             1995              1994              1993


 NET INCOME - PRIMARY                                       $1,946,188        $4,000,958        $2,206,986
 ADDBACK:

          Interest from subordinated debentures (net of
          tax effect)                                                -             9,587            23,000
 NET INCOME - FULLY DILUTED                                 $1,946,188        $4,010,545        $2,229,986



 WEIGHED AVERAGE SHARES OUTSTANDING
          COMMON STOCK                                       9,194,816         7,236,147         5,877,184

          COMMON STOCK EQUIVALENTS                             213,484           146,893             6,938

 PRIMARY                                                     9,408,300         7,383,040         5,884,122
          ADDITIONAL COMMON STOCK EQUIVALENTS                   12,516                 -                 -

          SHARES ISSUABLE UPON CONVERSION OF
                  CONVERTIBLE DEBENTURES                             -           210,425           424,381
 FULLY DILUTED                                               9,420,816         7,593,465         6,308,503



 EARNINGS PER SHARE OF COMMON STOCK                                  $.21
                 - PRIMARY                                                             $.54              $.38
                 - FULLY DILUTED                                     $.21              $.53              $.35


 Year ended April 30,                                             1995              1994              1993

 NET INCOME - PRIMARY                                       $1,946,188        $4,000,958        $2,206,986

 ADDBACK:
 Interest from subordinated debentures (net of tax
 effect)                                                             -             9,587            23,000

 NET INCOME - FULLY DILUTED                                 $1,946,188        $4,010,545        $2,229,986


 WEIGHED AVERAGE SHARES OUTSTANDING

 COMMON STOCK                                                9,194,816         7,236,147         5,877,184
 COMMON STOCK EQUIVALENTS                                      213,484           146,893             6,938

 PRIMARY                                                     9,408,300         7,383,040         5,884,122

 ADDITIONAL COMMON STOCK EQUIVALENTS                            12,516                 -                 -
SHARES ISSUABLE UPON CONVERSION OF CONVERTIBLE
 DEBENTURES                                                          -           210,425           424,381

 FULLY DILUTED                                               9,420,816         7,593,465         6,308,503

 EARNINGS PER SHARE OF COMMON STOCK                                  $.21
                 - PRIMARY                                                             $.54              $.38

                 - fully diluted                                     $.21              $.53              $.35